Exhibit 31.1

CERTIFICATION

I, Laurence Moskowitz, certify that:

1. I have reviewed this Amendment #1 to the annual report on Form 10-K of Medialink Worldwide Incorporated;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 30, 2009

/s/ Laurence Moskowitz
Name: Laurence Moskowitz
Title: Chief Executive Officer